Exhibit 99.1

ZIOPHARM Reports Second Quarter Financial Results and Highlights

Ends quarter with $130 million in cash and cash equivalents

NEW YORK, NY – August 1, 2011 - ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP), a drug development company employing small molecule and synthetic biology approaches to cancer therapy, today reported its financial results for the three months ended June 30, 2011, and provided an update on the Company’s activities in the second quarter.

For the second quarter of 2011, the Company’s cash used in operations was $5.8 million, an increase of $1.5 million from $4.3 million for the same period of 2010. The increase in spending is attributable primarily to research and development activities for the “PICASSO 3” Phase 3 trial of palifosfamide in metastatic soft tissue sarcoma, as well as DNA-based therapeutics. The Company ended the June 2011 quarter with cash of approximately $130.3 million. The Company expects its existing cash resources to support operations into early 2013; however, this expectation is subject to change based on the scope and progress of the Company’s research and development programs.

The net loss for the second quarter of 2011 was $10.7 million, or $(0.16) per share, compared to net income of $9.0 million, or $0.21 per share for the second quarter of 2010. The increase in net loss of $19.7 million was primarily attributable to a non-cash gain of $14.1 million from the change in liability classified warrants realized by the Company in the second quarter of 2010. Increased clinical trial expenses also contributed to the increase in net loss. The Company expects its clinical trial expenses to continue increasing as the pivotal palifosfamide trial further enrolls and as additional trials for palifosfamide, darinaparsin, indibulin and DNA-based therapeutics are initiated or expanded.

Second Quarter and Recent Highlights

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Presented Positive Data from First-Ever Treatment (ZIN-CTI-001) Demonstrating Small Molecule-Controlled Production of Anticancer Protein in Humans. At the 2011 Annual Meeting of the American Society of Clinical Oncology (ASCO) in June, Douglas J. Schwartzentruber, MD, FACS, of the Indiana University Health Goshen Center for Cancer Care, presented clinical results from the first-ever treatment demonstrating control by an orally-administered small molecule over the transgene-encoded expression of a therapeutic anti-cancer protein in humans. Results from the Phase 1b study evaluating ZIN-CTI-001, the Company’s most advanced synthetic biology product candidate, in 10 patients with advanced melanoma demonstrated that the candidate is well-tolerated (primarily mild to moderate adverse events including nausea, vomiting, anorexia, arthralgia, fever or chills and one significant adverse event (SAE) that completely resolved), with a substantial disease control rate of 50% among evaluable patients (n=8). The data also showed a correlation between T-cell immune responses and clinical outcome, a desired outcome with the highly focused use of Interleukin-12 (IL-12), a potent anticancer cytokine. The maximum tolerated dose (MTD) has not yet been reached in the study.

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Announced FDA Acceptance of IND Application for Second Synthetic Biology Product Candidate, ZIN ATI-001.  In June, the U.S. Food & Drug Administration (FDA) accepted the Company’s May 2011 investigational new drug (IND) application to begin clinical study of ZIN ATI-001, a novel DNA-based therapeutic candidate. The Phase 1 study has been initiated and will evaluate safety in addition to immunological and biological effects of the therapeutic candidate in patients with melanoma. Through intratumoral injection, ZIN ATI-001 employs an adenoviral vector (Ad) to deliver a gene that expresses IL-12 directly into the patient’s tumor cells.

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Presented Preclinical Study Results from Controlled In Vivo Expression of Genes with Broad and Potent Antitumor Activity.  ZIOPHARM and Intrexon presented results from two preclinical studies examining the tightly controlled, intra-tumoral expression of IL-12 in, murine models of melanoma, colon, lung, leukemia, breast and pancreatic cancers at the 2011 Annual Meeting of the American Society of Gene and Cell Therapy (ASGCT) in June.

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Appointed Hagop Youssoufian, M.Sc., M.D., Chief Medical Officer. In July, the Company appointed Hagop Youssoufian, M.Sc., M.D., Executive Vice President and Chief Medical Officer. In this position, Dr. Youssoufian will be responsible for the Company's clinical product strategies.

About ZIOPHARM Oncology, Inc.:

ZIOPHARM Oncology is a biopharmaceutical company engaged in the development and commercialization of a diverse portfolio of cancer therapeutics. The Company is currently focused on several clinical programs.

Palifosfamide (Zymafos™ or ZIO-201) is a novel DNA cross-linker in class with bendamustine, ifosfamide, and cyclophosphamide. ZIOPHARM is currently enrolling patients in a randomized, double-blinded, placebo-controlled Phase 3 trial with palifosfamide administered intravenously for the treatment of metastatic soft tissue sarcoma in the front-line setting. The company is also currently conducting a Phase 1 intravenous study of palifosfamide in combination with standard of care addressing small cell lung cancer and an oral form of the drug for treatment of solid tumors is currently in the advanced preclinical stage of development.

Darinaparsin (Zinapar™ or ZIO-101) is a novel mitochondrial-targeted agent (organic arsenic) being developed intravenously for the treatment of relapsed peripheral T-cell lymphoma likely with a two-stage potentially pivotal study. An oral form is in a Phase 1 trial in solid tumors.

Indibulin (Zybulin™ or ZIO-301) is a novel, oral tubulin binding agent that is expected to have several potential benefits including oral dosing, application in multi-drug resistant tumors, no neuropathy and a quite tolerable toxicity profile. It is currently being studied in Phase 1/2 in metastatic breast cancer.

ZIOPHARM is also pursuing the development of novel DNA-based therapeutics in the field of cancer pursuant to a partnering arrangement with Intrexon Corporation. The partnership includes two existing clinical-stage product candidates, both of which are currently in Phase 1.

ZIOPHARM's operations are located in Boston, MA and Germantown, MD with an executive office in New York City. Further information about ZIOPHARM may be found at www.ziopharm.com.

ZIOP-E

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements for ZIOPHARM Oncology, Inc. that involve risks and uncertainties that could cause ZIOPHARM Oncology's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurance that any of ZIOPHARM Oncology's development efforts relating to its product candidates will be successful, or such product candidates will be successfully commercialized. Other risks that affect forward-looking information contained in this press release include the possibility of being unable to obtain regulatory approval of ZIOPHARM Oncology's product candidates, the risk that the results of clinical trials may not support ZIOPHARM Oncology's claims, the risk that pre-clinical or clinical trials will proceed on schedules that are consistent with ZIOPHARM Oncology's current expectations or at all, risks related to ZIOPHARM Oncology's ability to protect its intellectual property and its reliance on third parties to develop its product candidates, risks related to the sufficiency of existing capital reserves to fund continued operations for a particular amount of time and uncertainties regarding ZIOPHARM Oncology's ability to obtain additional financing to support its operations thereafter, as well as other risks regarding ZIOPHARM Oncology's that are more fully discussed under the heading "Risk Factors" in ZIOPHARM Oncology's filings with the United States Securities and Exchange Commission. Forward-looking statements can be identified by the use of words such as "may," "will," "intend," " should," "could," "can," "would," "expect," "believe," "estimate," " predict," "potential," "plan," "is designed to," "target" and similar expressions. ZIOPHARM Oncology assumes no obligation to update these forward-looking statements, except as required by law.

Contacts:

For ZIOPHARM:
Tyler Cook
ZIOPHARM Oncology, Inc.
617-259-1982
tcook@ziopharm.com

Media:
David Pitts
Argot Partners
212-600-1902
david@argotpartners.com